                                                                    EXHIBIT 99.1

                       EXCLUSIVE DISTRIBUTION AGREEMENT


     This Exclusive Distribution Agreement ("Agreement") is entered into this 31st day of July, 1997 (the "Effective Date") between Amour Fiber Core, Inc., a Washington corporation ("Manufacturer") and AMREPRO, Inc., a Washington corporation ("Distributor").


                                R E C I T A L S

     A. Manufacturer has developed, manufactures, and licenses production of railroad ties and highway guardrail posts made of recycled and new fiberglass and resins, both hereafter (the "Products");

     B. Distributor plans to engage, among other things, in the distribution of recycled fiberglass products for specific applications throughout the world;

     C. Manufacturer desires to appoint Distributor as its exclusive distributor of the Products, and Distributor desires to accept such appointment, on the terms and subject to the conditions set forth herein

Now Therefore, the parties agree as follows:

     1.   Appointment as Exclusive Distributor.  Manufacturer hereby grants to
          ------------------------------------
Distributor, and Distributor hereby accepts such grant of, the exclusive right (the "Distribution Rights") to warehouse, promote, market, distribute and sell the Products. The territory ("Territory") for Distributor's Distribution Rights is world-wide. During the term of this Agreement Manufacturer shall not, and shall not permit its Affiliates to, grant any distribution or license rights to any other person with respect to the Products, nor shall it directly sell, distribute or otherwise deliver any Products to any other person, firm or entity.

          During the term of this Agreement Manufacturer agrees to supply Distributor with Products as ordered on a continuous basis. Distributor agrees to buy such Products from Manufacturer and use its best efforts to sell Products in the Territory.

     2.  Products and Conditions.  Manufacturer shall be entitled to add to or
         -----------------------
replace any of the Products consistent with buyers specifications and certification; provided that any replacement of any product shall be substantially equivalent in function to the replaced product, shall be in compliance with the regulatory requirements and shall be subject to the approval of Distributor. Manufacturer shall advise Distributor in writing in advance of any proposed modification, or replacement, to any certified or regulatory approved Product
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accompanied by details of the replacement product and specifying the effective date of the proposed change.

         Any modifications, updates, developments, engineering changes or supplements which collectively or individually affect the shape, composition or function of the Products (collectively, the "Product Changes") shall be incorporated into the Products offered for sale by Manufacturer to Distributor pursuant to the terms of this Agreement. Manufacturer shall support the Distributor who shall be responsible for obtaining any regulatory approvals or clearances, if applicable. Manufacturer shall disclose all proposed Product Changes to Distributor. Manufacturer also agrees to provide Distributor with price lists and preproduction samples of the Products incorporating the Product Changes for evaluation, as reasonably may be requested by Distributor. Such Product Changes shall be deemed to be Products hereunder and all terms and conditions contained herein with respect to the Products (including Distributor's Distribution Rights) shall equally apply to such Product Changes.

     3.  Status as Independent Contractor.  Each party shall be an independent
         --------------------------------
contractor in relationship to the other party, and this Agreement does not create an employer-employee or a principal-agent relationship between Manufacturer and Distributor. Neither party is authorized to enter into agreements for or on behalf of the other party, create any obligation or responsibility, express, or implied, for or on behalf of the other party, accept payment of any obligation due or owed to the other party, accept service of process for the other party, or bind the other party in any manner.

     4.  Terms of Distribution Rights.
         ----------------------------

         4.1 The price for the Products shall be as set forth on Schedule A attached hereto, until such time as a price change is instituted pursuant to
Section 4.2 below.

         4.2 Manufacturer may initiate a price change annually for the Products on the terms set forth in this agreement ("Price Changes"), which shall be set forth in a revised price list to be furnished by Manufacturer to Distributor. Each Price Change shall be limited to increases in raw materials, labor, and general overhead. Price Changes will be effective as of 30 days following Distributor's receipt of such revised price list and Distributor will pay for the Products in accordance with the Price Changes on all orders made on or after such 30 day period.

         4.3 Terms of sale are thirty days net, F.O.B. Amour Fiber Core, Inc., Sultan Washington, or the USA site of manufacture or other sites of manufacture acceptable to Distributor. Transfer of title and risk of loss shall pass to Distributor when the Products are delivered to Distributors plant or are delivered to a common carrier approved by Distributor.

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         4.4  All payments by Distributor to Manufacturer shall be made in U.S.
Dollars, without set-off or counterclaim and free and clear of, and without deduction for, any taxes, levies, import duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof or taxing or other authority therein, unless Distributor is compelled by law to make such deduction or withholding.

         4.5 Invoices for the Products will be issued upon shipment. Payment for these invoices shall be made in full within thirty (30) days from the date of invoice. In the event Distributor defaults in making payment for the Product sold to it hereunder, and such default is not cured within 30 days after written notice, Manufacturer may, without limitation to Manufacturer's other rights and remedies, suspend further shipments to Distributor until Manufacturer receives adequate assurances of payment.

         4.6 Manufacturer shall ship Products ordered hereunder to Distributor's facility or to such address as Distributor may request, provided that shipping costs shall be borne by Distributor. Manufacturer will use its best efforts to meet each order for the Products placed by Distributor on or before the requested shipment date.

         4.7 Manufacturer agrees to manufacture and sell to Distributor the Products meeting the Manufacturer's specification applicable to the Products. Orders for Products shall be on written forms ("Purchase Orders") stating therein the quantity and type of Products desired and the date and destination of delivery.

         4.8 Each shipment of Products shall be accompanied by a Certificate, signed by a quality control representative of Manufacturer, certifying that the Products conform to the specification applicable to the Products. Upon the arrival of Products at the destination designated by Distributor in the Purchase Order, Distributor shall promptly inspect the Products and shall give written notice to Manufacturer within 60 days after the arrival of any claims if the Products do not conform with the Specification. If Distributor retains the Products in its possession after arrival at the destination designated in its Purchase Order without giving Manufacturer such notice within the 60-day period described above, such failure to give timely notice shall constitute acceptance of the Products by Distributor.

         4.9 Any shipment of Products delivered to Distributor by Manufacturer which does not conform to the specification and is rejected by Distributor will be promptly replaced by Manufacturer. If replacement is not feasible, any sums actually paid therefor will be promptly refunded by Manufacturer. The remedy of replacement or refund is available only if such

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nonconformance was not caused by Distributor's unauthorized modifications, improper testing or improper storage.

         4.10 All terms of this agreement are subject to the rights of the Distributor, or an affiliate of the Distributor, to manufacture the Products as a licensee of the manufacturer.

         4.11 Distributor agrees to pay for all reasonable costs directly associated with the development, and test of new Products which are the subject of this agreement and to pay for all direct cost associated with regulatory approval and/or certification of the Products for sale in the U.S. and all other countries in which the Distributor enters the market.

     5.  Duties and Covenants of Distributor.
         -----------------------------------

         5.1 Distributor shall use its best efforts to promote, market and sell the Products in the Territory and to develop the sales potential for the Products throughout the Territory. Distributor shall conduct its business in an efficient, professional and responsible manner so as to enhance and support the reputation and goodwill of the Products in the Territory.

         5.2 Distributor shall maintain a Product inventory, sales force and warehouse facilities in the Territory reasonably sufficient to perform all of its duties hereunder.

         5.3 Distributor shall produce the sales, marketing, promotional and other informational material regarding the Products for use in the Territory in reasonable quantity at its own expense.

         5.4 Distributor shall be responsible for the credit of its own dealers, customers and agents.

         5.5 Distributor shall not change any Product in any manner, except with the prior written consent of Manufacturer. Upon the termination or expiration of this Agreement, Distributor shall immediately cease the use of any of Manufacturer's trademarks, tradenames, service marks, or brand names incorporated into the Private Label.

         5.6 Distributor shall comply in all material respects with all applicable laws or regulations or orders of any and all governmental authorities within the Territory, including those applicable to any export/ import and sales activities with respect to the Product. Distributor agrees that it will not directly or indirectly do any act or thing which will constitute a violation by Distributor or Manufacturer of any applicable laws or regulations.

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         5.7  Distributor shall promptly advise Manufacturer of any changes or amendments to any applicable governmental rules or regulations or the issue of any new rules or regulations of any area within the Territory of which Distributor becomes aware and which would cause the Products and/or their manufacture or labeling not to meet applicable requirements or which require adjustment to the Products and/or their manufacture or labeling.

         5.8 Distributor shall promptly investigate, respond to and send copies of all correspondence involving any and all complaints concerning the Products from dealers, agents, sales representatives, customers, end-users, or patients within the Territory. Manufacturer shall provide such assistance in the evaluation of complaints received by Distributor as may be reasonably requested by Distributor. Distributor shall notify Manufacturer of all material complaints which are found by Distributor to be related to the design or manufacture of the Products.

         5.9 Distributor shall notify Manufacturer promptly after Distributor becomes aware of any of the following: alleged infringement by Manufacturer of the trademark, tradename, service mark brand name, patent, trade secrets or any other intellectual property rights of any third parties; alleged infringement of Manufacturer's logo, trademark tradename, service mark brand name, patent, trade secrets or any other intellectual property rights of Manufacturer; any liability claims regarding the Products; and any other matters that have had or may reasonably be expected to have an adverse effect on the sale of the Products in the Territory.

         5.10 Distributor shall furnish all reasonable assistance as may be required, at Manufacturer's request and expense, to enable Manufacturer to defend against any claims of third parties that may be threatened or filed against Manufacturer or its affiliates relating to the sale or use of any of the Products in the Territory, or that Manufacturer or its affiliates may assert against third parties relating to the sale or use of any of the Products in the Territory.

     6.  Duties and Covenants of Manufacturer.   Manufacturer shall ensure
         ------------------------------------
that all Products are manufactured, labeled and sold to Distributor in accordance with all applicable laws, rules and regulations. Manufacturer shall comply in all material respects with all laws, regulations or orders of any and all governmental authorities within the United States and shall use best efforts to comply in all material respects with all laws, regulations or orders of any governmental authorities outside the United States as to which Distributor has provided notice. Manufacturer agrees that it will not directly or indirectly do any act or thing which will constitute a violation by Distributor or Manufacturer of any applicable laws or regulations.

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     7.  Product Warranty--Limitations of Liability. For the period commencing
         ------------------------------------------
with the date of shipment of the Product and continuing until twenty-four (24) months following the date of shipment, Manufacturer warrants that the Products shall be free from defects in material and workmanship.

         THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTES OF MERCHANT ABILITY OR FITNESS-FOR-USE, AND OF ANY OTHER OBLIGATION ON THE PART OF MANUFACTURER.

         Manufacturer's sole obligation under this warranty shall be to repair or replace any Product in breach of warranty and pay transportation expenses for such replacement at no charge to Distributor.

     8.  Representations. Each party to this Agreement represents to the other
         ---------------
as follows:

         8.1 It is a corporation in good standing under the laws of its jurisdiction of incorporation, with all necessary corporate power and authority to execute, deliver and perform this Agreement.

         8.2 Execution, delivery and performance of this Agreement have been approved by all necessary corporate action.

     9.  Term and Termination.
         --------------------

         9.1 This Agreement shall commence on the Effective Date and continue, unless earlier terminated pursuant to the terms hereof, for an initial term of ten (10) years. The term of this Agreement shall thereafter be automatically renewed for one successive term of ten (10) years, provided the Distributor has not given the Manufacturer at least 90 days prior written notice of its election to not renew the term of this Agreement.

         9.2 Either party may give the other party written notice of termination of this Agreement if such other party is in material breach of any of its obligations under this Agreement. The termination shall become effective ninety (90) days from the date such notice is given unless, within such 90-day period, such breach and any intervening breaches have been cured to the reasonable satisfaction of the non-breaching party.

         9.3 Notwithstanding the foregoing, either party may immediately cancel any order and may immediately terminate this Agreement, in whole or in part, (i) upon the filing of any petition in bankruptcy against the other party which is not cured or dismissed within sixty (60) days thereafter, (ii) if the other party is ordered or adjudged bankrupt, becomes insolvent or goes into liquidation, or

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generally fails to pay debts as they become due, (iii) upon appointment of a receiver or custodian of all or a part of the other party's assets by any judicial or governmental procedure, (iv) upon admission of the other party to the benefit of any procedure for the settlement of its debts, or (v) upon seizure of all or a substantial part of the other party s assets by any judicial or governmental procedure.

         9.4 Upon any termination of this Agreement, Distributor shall forthwith discontinue selling the Products and making representations regarding its status as a distributor for Manufacturer, and from taking any other action or doing any other thing relating to Manufacturer or the Product, and shall return all information and materials in its possession described herein. Upon any early termination of this Agreement, all amounts owed from Distributor to Manufacturer shall become immediately due and payable; provided, however, that Distributor shall be entitled to continue to market and sell the Products in Distributor's inventory until such time as it has sold all Products which Distributor held in inventory prior to the termination hereof, provided further that such marketing and sales shall be made pursuant to the terms hereof.

         9.5 Except as otherwise provided for herein, termination of this Agreement shall not release either party hereto from any liability which at the time of termination has already accrued to the other party hereto or which after termination may accrue in respect of any act or omission prior to termination from any obligation which is expressly stated herein to survive termination.

     10.  Indemnification.
          ---------------

         10.1 Distributor will indemnify, defend and hold harmless Manufacturer, Manufacturer's officers, directors, employees and agents from and against any and all losses, liabilities, damages and expenses, including, but not limited to, court costs and actual attorneys' fees (collectively, "Losses") suffered or incurred by them as a result of (i) the breach of any of Distributor's duties or covenants under this Agreement, or (ii) the breach of any of the representations and warranties of Distributor set forth in this Agreement. The foregoing indemnity shall not require payment as a condition precedent to recovery and shall survive termination of this Agreement.

         10.2 Manufacturer will indemnify, defend and hold harmless Distributor, Distributor's officers, directors, employees and agents from and against any and all losses, liabilities, damages and expenses, including, but not limited to, court costs and actual attorneys' fees (collectively, "Losses") suffered or incurred by them as a result of (i) the breach of any of Manufacturer's duties or covenants under this Agreement, (ii) the breach of any of the representations and warranties of Manufacturer set forth in this Agreement, excluding that covered by the breach of Product Warranty set forth in
Section 7 hereof, (iii) any claims of (actual or alleged) infringement of patent, trademark trade secret or

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other intellectual property rights of any third party in connection with the manufacture, sale, distribution or use of the Products, and (iv) any claims for products liability related to the Products. The foregoing indemnity shall not require payment as a condition precedent to recovery and shall survive termination of this Agreement.

     11.  Proprietary Rights, Confidentiality, License.
          --------------------------------------------

         11.1 Distributor acknowledges that Manufacturer is the exclusive master Licensee of all patents, patent applications, trade secrets and intellectual property rights relating to the Products and all the trademarks used in the promotion and sale of the Products, and that Distributor has no rights or interest in or to such patents, patent applications, trade secrets, intellectual property rights, trademarks and tradenames. Distributor shall never contest the exclusive right of Manufacturer to such patents, patent applications, trade secrets, intellectual property rights, trademarks and tradenames. Distributor shall have no further rights or interest in such trademarks and tradenames.

         11.2 The parties acknowledge that any and all trade secrets, ideas, information, research, methods, improvements, patents, copyrighted material and all other confidential information, and the good will associated with them, owned or developed by one party (the "disclosing party") and directly or indirectly revealed to the other party (the "receiving party") are, and shall remain, the sole and exclusive property of the disclosing party. All such information and knowledge about the disclosing party, its products, services, standards, specifications, procedures and techniques, which are not in the public domain or generally known in the industry, and such information and material as the disclosing party may designate in writing as confidential, shall be deemed confidential for purposes of this Agreement. The receiving party agrees to keep all such information confidential and to use it only for the purpose and in the manner authorized by the disclosing party. Each party agrees that during and after the termination of this Agreement, neither the receiving party nor any of its agents or employees shall copy or disclose to any other person or entity, or use for any purpose other than as contemplated by this Agreement, any proprietary or confidential information in contravention of this Section. At the disclosing party's request, the receiving party shall enforce any such agreement on the disclosing party's behalf.

         11.3 Subject to the terms and conditions of this Agreement, Manufacturer hereby grants to Distributor an exclusive world-wide royalty-free license to use the trademark (the "Licensed Mark") in the marketing and sales of the Products pursuant to this Agreement. This license does not include the right to sublicense and is not assignable without the prior written consent of Manufacturer.

         11.4  Distributor agrees to use the Licensed Mark in a

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commercially acceptable and reasonable manner and style to protect and enhance the image and reputation of the Licensed Mark and Manufacturer, and to ensure that no such use shall reflect adversely upon the goodwill, prestige or reputation of the Licensed Mark or Manufacturer. In the event that Manufacturer shall object to any label, packaging or advertising as violating the provisions of this Agreement, Manufacturer shall notify Distributor in writing of any objection and afford Distributor sixty (60) days to introduce new labels, packaging, marketing or advertising. Distributor shall use appropriate trademark notices on all the labels and advertising and all other written embodiments of the Licensed Mark, including the federal trademark notice "@" in the United States.

     12.  Assignment. This Agreement may not be assigned or otherwise
          ----------
transferred by either party, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld and any such assignment or transfer without such prior written consent shall be null and void and of no force or effect whatsoever, provided, however, that either party may assign this Agreement without the other party's consent in connection with the sale of substantially all of the assets associated with such party's business.

     13.  Entire Agreement. This Agreement constitutes the complete, final and
          ----------------
exclusive statement of the terms of the understanding between the parties concerning the purchase, sale and distribution of the Products. This Agreement supersedes all prior agreements and understandings concerning its subject matter and may not be amended without further written agreement of both parties. If any provision of this Agreement should be found to be invalid or unenforceable, all of the other provisions shall nonetheless remain in full force and effect to the maximum extent permitted by law.

     14.  Applicable Law. This Agreement shall be construed in accordance with,
          --------------
and all disputes hereunder shall be governed by, the internal laws of the State of Washington.

     15.  Attorneys' Fees. In any action or proceeding arising hereunder, the
          ---------------
prevailing party shall be entitled to recover its costs and reasonable attorneys' fees, as determined by the court.

     16.  Notices. Any notice required or permitted hereunder shall be given in
          -------
writing by hand delivery, by carrier guarantying overnight delivery, by prepaid certified mail, return receipt requested, or by facsimile or similar electronic means, addressed to the parties at their respective addresses above (or such other addresses as they may from time to time designate) and directed to the attention of the president of the recipient. Notice by hand delivery shall be effective upon receipt. Notice by carrier guarantying overnight delivery shall be effective upon the day following delivery of the notice to such carrier. Notice by

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mail shall be deemed received five (5) days after mailing. Electronic notice shall be effective upon receipt of confirmation of transmission.

     17.  Controlling Forms. It is understood that Manufacturer and Distributor
          -----------------
may use their standard purchase order and sales agreement forms during the performance of this Agreement and that the Products may be ordered by such order forms or by telephone or fax. All telephone orders must be confirmed in writing as soon after the order is placed as practicable and any such confirming order must plainly be marked with the word, "CONFIRMATION", on its face. Any purchase order, sales agreement or other form used by the parties hereto shall be used for convenience only and any terms or provisions which may be contained therein which are in addition to or inconsistent with those contained therein shall have and be of no force and effect.

     18.  Waiver. Any party's failure to insist, in one or more instances, upon
          ------
the performance of any term or terms of this Agreement shall not be construed as a waiver or relinquishment of right to such performance or the future performance of such term or terms, and the other party's obligation with respect thereto shall continue in full force and effect.

     19.  Force Majeure. The obligations of either party to perform under this
          -------------
Agreement shall be excused if such failure to perform or any delay is caused by acts of God or the public enemy, strikes, civil commotion, riots, war, revolution, fire, explosion, flood, compliance with or other action taken to carry out the intent or purpose of any law or regulation, or any other cause reasonably beyond the control of the party obligated to perform. Upon the occurrence of such an event, the duties and obligations of the parties shall be suspended for the duration of the event preventing proper performance under this Agreement, provided, however, that if such suspension shall continue in excess of sixty (60) days, the parties shall meet and attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement.

     20.  Publicity. Neither party will originate any publicity, new release, or
          ---------
other public announcement, written or oral, whether to the public press, to holders of publicly owned stock, or otherwise, relating to this Agreement, to any amendment thereto or to performance hereunder or the existence of an arrangement between the parties without the prior written approval of the other party. Such approval will not be unreasonably withheld.

     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned authorized representatives of the parties as of the Effective Date stated above. //
//
//
//

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

AMOUR FIBER CORE, INC.
a Washington corporation

 By: /s/ WM E. AMOUR
     ---------------------------------
 William E. Amour
 President and Chief Executive Officer

 AMREPRO, INC.
 a Washington corporation

 By: /s/ GLENN L. GEARHART
     ---------------------------------
 Glenn Gearhart
 President





                                  Schedule A
                        Wholesale of Prices of Products

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